Exhibit 99.1

Chemed Reports Third-Quarter 2009 Results

CINCINNATI--(BUSINESS WIRE)--October 27, 2009--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its third quarter ended September 30, 2009, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 2.9% to $296.8 million
  Diluted EPS increased 13.5% to $0.84
  Adjusted Diluted EPS increased 6.7% to $0.96

VITAS segment operating results:

  Net Patient Revenue of $217.1 million, an increase of 5.9%
  Average Daily Census (ADC) of 12,117, an increase of 0.7%
  Admissions of 13,735, an increase of 3.1%
  Net Income of $18.3 million, an increase of 4.0%
  Adjusted EBITDA of $32.9 million, an increase of 5.8%

Roto-Rooter segment operating results:

  Revenue of $79.7 million, a decline of 4.4%
  Job count of 160,923, a decline of 8.3%
  Net Income of $8.0 million, an increase of 0.4%
  Adjusted EBITDA of $13.8 million, an increase of 1.2%
  Adjusted EBITDA margin of 17.3%, an increase of 95 basis points

VITAS

Net revenue for VITAS was $217.1 million in the third quarter of 2009, which is an increase of 5.9% over the prior-year period. This revenue growth was the result of increased admissions of 3.1%, a Medicare price increase of approximately 3.5%, partially offset by an increase in discharged patients of 1.2%. The remaining difference is attributed to the timing within the quarter of admissions and discharges as well as revenue and patient geographic mix.

Average revenue per patient per day in the quarter was $194.76, which is 5.2% above the prior-year period. Routine home care reimbursement and high acuity care averaged $153.11 and $675.70, respectively, per patient per day in the third quarter of 2009. During the quarter, high acuity days-of-care were 8.0% of total days-of-care.

Of VITAS’ 34 unique Medicare provider numbers, 31 provider numbers, or 91%, have a Medicare Cap cushion greater than 10% for the 2009 Medicare Cap period with two provider numbers having cushion of less than 5%. VITAS generated an aggregate cap cushion of $174 million or 25% during the 2009 Medicare Cap period. In the third quarter of 2009, we received notification from our fiscal intermediary of a $43,000 Medicare Cap billing limitation for one program related to the 2006 cap period.

The third quarter of 2009 gross margin was 23.4%, which is essentially flat with the third quarter of 2008.

Selling, general and administrative expense was $18.2 million in the third quarter of 2009, which is an increase of 6.6% when compared to the prior year. Adjusted EBITDA totaled $32.9 million, an increase of 5.8% over the comparable prior-year period. Adjusted EBITDA margin was 15.1% in the quarter, which is essentially equal to the third quarter of 2008.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $79.7 million for the third quarter of 2009, a decline of 4.4%. Despite the decline in revenues, Roto-Rooter’s gross margin expanded 133 basis points to 46.4%, as compared to the third quarter of 2008. This is attributable primarily to favorable technician turnover rate, lower fuel costs and lower health insurance expense. Favorable technician turnover rates improve margins by reducing hiring expenses and training costs. Adjusted EBITDA in the third quarter of 2009 totaled $13.8 million, an increase of 1.2% from the third quarter of 2008, and equated to an Adjusted EBITDA margin of 17.3%.

Job count in the third quarter of 2009 declined 8.3% when compared to the prior-year period. Total residential jobs declined 6.1%, as residential plumbing jobs decreased 6.8% and residential drain cleaning jobs declined 5.6%, when compared to the third quarter of 2008. Residential jobs represented 71% of total job count in the quarter. Total commercial jobs declined 13.3% with commercial plumbing job count declining 17.1% and commercial drain cleaning decreasing 13.1%, when compared to the prior-year quarter. These declines were partially offset by a 21.3% increase in jobs in the “Other” category.

This job count decline was significantly mitigated relative to total revenue through a combination of increased pricing and favorable job mix shift to more expensive jobs such as excavation.

Management continues to have discussions with existing franchisees to acquire Roto-Rooter franchise territories. This activity is attributed to the current state of the capital markets, the potential increase in tax rates and the recessionary difficulties our franchisees are experiencing. Management will continue to be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. However, the timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Effective January 1, 2009, the Company retrospectively adopted a new accounting standard to account for its convertible debt instrument. This accounting standard required the Company to separately account for the debt and equity portions of its 1.875% Senior Convertible Notes (Notes). This accounting method assumed the Company could have borrowed under a conventional seven-year fixed rate interest-only note at 6.875%. The difference between the actual 1.875% coupon rate of the Notes and this estimated borrowing rate created a discount on the Notes that is recorded in equity at the inception of the debt. The Notes, net of this discount, will be accreted to their face value over the life of the Notes using the effective interest method. The impact of this accounting change for the year ended December 31, 2009, is projected to be a non-cash increase in pretax interest expense of approximately $6.3 million ($4.0 million after-tax).

Chemed had total debt of $150.5 million at September 30, 2009. This debt is net of the discount taken as a result of the new accounting standard. Excluding this discount, aggregate debt is $187.0 million and is due in May 2014. During the third quarter of 2009, the Company prepaid the remaining $5.0 million bank term loan utilizing cash on hand. Chemed’s total debt equates to less than one times trailing Adjusted EBITDA.

Chemed’s $175.0 million revolving credit facility expires in May 2012. At September 30, 2009, this credit facility had approximately $147.1 million of undrawn borrowing capacity after deducting $27.9 million for letters of credit issued under this facility to secure the Company’s workers’ compensation insurance.

Total cash and cash equivalents as of September 30, 2009, was $42.0 million, which represents 23.1% of total current assets. Net cash provided from operations in the first nine months of 2009 aggregated $80.5 million. Capital expenditures for the first nine months of 2009 aggregated $14.5 million and compares favorably to depreciation and amortization in the first nine months of 2009 of $20.8 million.

In the third quarter of 2009, the Company increased its quarterly dividend per share from $0.06 per share to $0.12 per share. Management continually evaluates alternatives, including share or debt repurchase, acquisitions and increased dividends, to determine the most beneficial use of available capital resources.

Guidance for 2009

VITAS expects to achieve full-year 2009 revenue growth, prior to Medicare Cap, of 5.7% to 6.2%. Admissions in 2009 are estimated to be in the range of 98% to 100% of total 2008 admissions and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.2% to 15.5%. Effective October 1, 2009, Medicare increased average hospice reimbursement rates by approximately 1.4%. This guidance includes $1.25 million of estimated Medicare contractual billing limitations in the fourth quarter of 2009.

Roto-Rooter expects to achieve full-year 2009 revenue to range from 98% to 101% of 2008 full-year sales. The revenue estimate is a result of increased pricing of 5.0%, a favorable mix shift to higher revenue jobs, offset by a job count decline estimated at 7.0% to 8.0%. Adjusted EBITDA margin for 2009 is estimated in the range of 17.9% to 18.2%.

Chemed’s effective tax rate for full-year 2009 is estimated at 39.0%.

Based upon these factors and a full-year average diluted share count of 22.7 million shares, management estimates 2009 earnings per diluted share from continuing operations, excluding non-cash expenses for stock options, the non-cash increase in interest expense related to the accounting change for convertible debt interest expense and other items not indicative of ongoing operations will be in the range of $3.85 to $3.95.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., EDT, on Wednesday, October 28, 2009, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 804-6924 for U.S. and Canadian participants and (857) 350-1670 for international participants. The participant passcode is 36347073. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 89632552. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 12,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (aa)	2009	2008 (aa)
Service revenues and sales	$296,794	$288,312	$886,987	$856,736
Cost of services provided and goods sold	208,888	202,446	623,238	609,397
Selling, general and administrative expenses (bb)	48,148	44,022	143,521	133,070
Depreciation	5,361	5,441	16,024	16,249
Amortization	1,611	1,494	4,765	4,433
Other operating expense (cc)	-	-	3,989	-
Total costs and expenses	264,008	253,403	791,537	763,149
Income from operations	32,786	34,909	95,450	93,587
Interest expense	(2,853)	(3,140)	(8,839)	(9,213)
Other income/(expense)--net (dd)	1,733	(1,908)	4,815	(2,211)
Income before income taxes	31,666	29,861	91,426	82,163
Income taxes	(12,456)	(12,910)	(35,627)	(33,081)
Net Income	$19,210	$16,951	$55,799	$49,082

Earnings Per Share
Net income	$0.86	$0.75	$2.49	$2.11
Average number of shares outstanding	22,461	22,503	22,425	23,285
Diluted Earnings Per Share
Net income	$0.84	$0.74	$2.46	$2.08
Average number of shares outstanding	22,744	22,818	22,679	23,620

(aa)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

(bb)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

SG&A expenses before the impact of market gains and losses of deferred compensation plans	$46,359	$45,966	$140,147	$135,695
Impact of market gains and losses	1,789	(1,944)	3,374	(2,625)
Total SG&A expenses	$48,148	$44,022	$143,521	$133,070
(cc)	Amount represents expenses associated with contested proxy situation

(dd)	Other income/(expense)--net comprises (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Market value gains/(losses) on assets held in deferred compensation trust	$1,789	$(1,944)	$3,374	$(2,625)
Gain/ (loss) on disposal of property and equipment	(159)	(147)	(213)	(260)
Interest income	86	159	375	602
Gain on settlement of company-owned life insurance	-	-	1,211	-
Other	17	24	68	72
Total other income--net	$1,733	$(1,908)	$4,815	$(2,211)

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	September 30,
	2009	2008 (aa)
Assets
Current assets
Cash and cash equivalents	$42,047	$6,804
Accounts receivable less allowances	106,667	88,206
Inventories	8,071	7,494
Current deferred income taxes	16,648	15,500
Prepaid expenses and other current assets	8,579	7,702
Total current assets	182,012	125,706
Investments of deferred compensation plans held in trust	22,441	28,897
Properties and equipment, at cost less accumulated depreciation	73,918	70,970
Identifiable intangible assets less accumulated amortization	58,853	62,152
Goodwill	450,130	439,909
Other assets	14,049	14,913
Total Assets	$801,403	$742,547

Liabilities
Current liabilities
Accounts payable	$47,788	$46,187
Current portion of long-term debt	70	10,166
Income taxes	8,022	2,736
Accrued insurance	34,955	34,567
Accrued compensation	41,383	38,385
Other current liabilities	12,992	13,412
Total current liabilities	145,210	145,453
Deferred income taxes	22,389	21,239
Long-term debt	150,431	161,036
Deferred compensation liabilities	21,962	29,133
Other liabilities	4,435	6,123
Total Liabilities	344,427	362,984

Stockholders' Equity
Capital stock	29,763	29,446
Paid-in capital	327,918	311,388
Retained earnings	388,109	320,731
Treasury stock, at cost	(290,748)	(284,436)
Deferred compensation payable in Company stock	1,934	2,434
Total Stockholders' Equity	456,976	379,563
Total Liabilities and Stockholders' Equity	$801,403	$742,547

(aa)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Nine Months Ended September 30,
	2009	2008 (aa)
Cash Flows from Operating Activities
Net income	$55,799	$49,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,789	20,682
Provision for uncollectible accounts receivable	8,297	7,101
Stock option expense	6,699	5,084
Amortization of discount on convertible notes	4,921	4,920
Provision for deferred income taxes	(1,336)	(3,945)
Amortization of debt issuance costs	480	464
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	(16,936)	5,846
Increase in inventories	(499)	(851)
Decrease in prepaid expenses and other current assets
	1,406	2,804
Decrease in accounts payable and other current liabilities	(4,584)	(875)
Increase/(decrease) in income taxes	8,657	(329)
Increase in other assets	(103)	(547)
Increase/(decrease) in other liabilities	(1,632)	674
Excess tax benefit on share-based compensation	(1,519)	(1,234)
Other sources	108	654
Net cash provided by operating activities	80,547	89,530
Cash Flows from Investing Activities
Capital expenditures	(14,471)	(13,103)
Business combinations, net of cash acquired	(1,859)	(1,578)
Proceeds from sales of property and equipment	1,519	200
Net proceeds/(uses) from the sale of discontinued operations	(558)	8,980
Other uses	(392)	(421)
Net cash used by investing activities	(15,761)	(5,922)
Cash Flows from Financing Activities
Repayment of long-term debt	(14,599)	(7,595)
Net decrease in revolving line of credit	(8,200)	-
Dividends paid	(5,429)	(4,352)
Purchases of treasury stock	(1,684)	(69,136)
Excess tax benefit on share-based compensation	1,519	1,234
Increase/(decrease) in cash overdrafts payable	943	(1,913)
Other sources/(uses)	1,083	(30)
Net cash used by financing activities	(26,367)	(81,792)
Increase in Cash and Cash Equivalents	38,419	1,816
Cash and cash equivalents at beginning of year	3,628	4,988
Cash and cash equivalents at end of period	$42,047	$6,804

(aa)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$217,067	$79,727	$-	$296,794
Cost of services provided and goods sold	166,182	42,706	-	208,888
Selling, general and administrative expenses (a)	18,227	22,739	7,182	48,148
Depreciation	3,292	2,005	64	5,361
Amortization	990	33	588	1,611
Total costs and expenses	188,691	67,483	7,834	264,008
Income/(loss) from operations	28,376	12,244	(7,834)	32,786
Interest expense (a)	(51)	(43)	(2,759)	(2,853)
Intercompany interest income/(expense)	1,178	684	(1,862)	-
Other income/(expense)—net	(86)	15	1,804	1,733
Income/(loss) before income taxes	29,417	12,900	(10,651)	31,666
Income taxes (a)	(11,150)	(4,912)	3,606	(12,456)
Net income/(loss)	$18,267	$7,988	$(7,045)	$19,210

2008 (f)
Service revenues and sales	$204,956	$83,356	$-	$288,312
Cost of services provided and goods sold	156,685	45,761	-	202,446
Selling, general and administrative expenses (b)	17,100	23,576	3,346	44,022
Depreciation	3,256	2,102	83	5,441
Amortization	996	11	487	1,494
Total costs and expenses	178,037	71,450	3,916	253,403
Income/(loss) from operations	26,919	11,906	(3,916)	34,909
Interest expense (b)	(35)	(56)	(3,049)	(3,140)
Intercompany interest income/(expense)	1,435	1,026	(2,461)	-
Other income/(expense)—net	(59)	45	(1,894)	(1,908)
Income/(loss) before income taxes	28,260	12,921	(11,320)	29,861
Income taxes (b)	(10,699)	(4,964)	2,753	(12,910)
Net income/(loss)	$17,561	$7,957	$(8,567)	$16,951

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$636,787	$250,200	$-	$886,987
Cost of services provided and goods sold	487,989	135,249	-	623,238
Selling, general and administrative expenses (a)	53,650	69,958	19,913	143,521
Depreciation	9,767	6,094	163	16,024
Amortization	2,969	81	1,715	4,765
Other operating expense (a)	-	-	3,989	3,989
Total costs and expenses	554,375	211,382	25,780	791,537
Income/(loss) from operations	82,412	38,818	(25,780)	95,450
Interest expense (a)	(416)	(137)	(8,286)	(8,839)
Intercompany interest income/(expense)	3,091	1,801	(4,892)	-
Other income/(expense)—net	34	137	4,644	4,815
Income/(loss) before income taxes	85,121	40,619	(34,314)	91,426
Income taxes (a)	(32,327)	(15,504)	12,204	(35,627)
Net income/(loss)	$52,794	$25,115	$(22,110)	$55,799

2008 (f)
Service revenues and sales	$602,589	$254,147	$-	$856,736
Cost of services provided and goods sold (b)	471,018	138,379	-	609,397
Selling, general and administrative expenses (b)	50,520	70,710	11,840	133,070
Depreciation	9,769	6,249	231	16,249
Amortization	2,988	36	1,409	4,433
Total costs and expenses	534,295	215,374	13,480	763,149
Income/(loss) from operations	68,294	38,773	(13,480)	93,587
Interest expense (b)	(118)	(216)	(8,879)	(9,213)
Intercompany interest income/(expense)	3,862	2,832	(6,694)	-
Other income/(expense)—net	(48)	58	(2,221)	(2,211)
Income/(loss) before income taxes	71,990	41,447	(31,274)	82,163
Income taxes (b)	(26,810)	(16,002)	9,731	(33,081)
Net income/(loss)	$45,180	$25,445	$(21,543)	$49,082

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$18,267	$7,988	$(7,045)	$19,210
Add/(deduct):
Interest expense	51	43	2,759	2,853
Income taxes	11,150	4,912	(3,606)	12,456
Depreciation	3,292	2,005	64	5,361
Amortization	990	33	588	1,611
EBITDA	33,750	14,981	(7,240)	41,491
Add/(deduct):
Legal expenses of OIG investigation	343	-	-	343
Stock option expense	-	-	2,214	2,214
Advertising cost adjustment (c)	-	(466)	-	(466)
Interest income	(54)	(9)	(23)	(86)
Intercompany interest income/(expense)	(1,178)	(684)	1,862	-
Adjusted EBITDA	$32,861	$13,822	$(3,187)	$43,496

2008 (f)
Net income/(loss)	$17,561	$7,957	$(8,567)	$16,951
Add/(deduct):
Interest expense	35	56	3,049	3,140
Income taxes	10,699	4,964	(2,753)	12,910
Depreciation	3,256	2,102	83	5,441
Amortization	996	11	487	1,494
EBITDA	32,547	15,090	(7,701)	39,936
Add/(deduct):
Legal expenses of OIG investigation	2	-	-	2
Stock option expense	-	-	2,102	2,102
Advertising cost adjustment (c)	-	(351)	-	(351)
Interest income	(58)	(51)	(50)	(159)
Intercompany interest income/(expense)	(1,435)	(1,026)	2,461	-
Adjusted EBITDA	$31,056	$13,662	$(3,188)	$41,530

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$52,794	$25,115	$(22,110)	$55,799
Add/(deduct):
Interest expense	416	137	8,286	8,839
Income taxes	32,327	15,504	(12,204)	35,627
Depreciation	9,767	6,094	163	16,024
Amortization	2,969	81	1,715	4,765
EBITDA	98,273	46,931	(24,150)	121,054
Add/(deduct):
Non-taxable income from certain investments held in deferred compensation trusts	-	-	(1,211)	(1,211)
Expenses associated with contested proxy solicitation.	-	-	3,989	3,989
Legal expenses of OIG investigation	442	-	-	442
Stock option expense	-	-	6,699	6,699
Advertising cost adjustment (c)	-	(1,228)	-	(1,228)
Interest income	(250)	(44)	(81)	(375)
Intercompany interest income/(expense)	(3,091)	(1,801)	4,892	-
Adjusted EBITDA	$95,374	$43,858	$(9,862)	$129,370

2008 (f)
Net income/(loss)	$45,180	$25,445	$(21,543)	$49,082
Add/(deduct):
Interest expense	118	216	8,879	9,213
Income taxes	26,810	16,002	(9,731)	33,081
Depreciation	9,769	6,249	231	16,249
Amortization	2,988	36	1,409	4,433
EBITDA	84,865	47,948	(20,755)	112,058
Add/(deduct):
Unreserved insurance claim	-	597	-	597
Legal expenses of OIG investigation	44	-	-	44
Stock option expense	-	-	5,084	5,084
Advertising cost adjustment (c)	-	(1,176)	-	(1,176)
Interest income	(109)	(91)	(402)	(602)
Intercompany interest income/(expense)	(3,862)	(2,832)	6,694	-
Adjusted EBITDA	$80,938	$44,446	$(9,379)	$116,005

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in thousands, except per share data)(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (f)	2009	2008 (f)
Net income as reported	$19,210	$16,951	$55,799	$49,082

Add/(deduct):
After-tax stock option expense	1,401	1,334	4,237	3,228
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,006	997	2,961	2,936
After-tax cost of legal expenses of OIG investigation	213	1	274	27
After-tax impact of non-deductible losses and non-taxable gains on investments held in deferred compensation trusts	-	1,237	(756)	1,237
After-tax expenses associated with contested proxy solicitation	-	-	2,525	-
After-tax unreserved insurance cost	-	-	-	358
Income tax credit related to prior years	-	-	-	(322)

Adjusted net income	$21,830	$20,520	$65,040	$56,546

Earnings Per Share As Reported
Net income	$0.86	$0.75	$2.49	$2.11
Average number of shares outstanding	22,461	22,503	22,425	23,285
Diluted Earnings Per Share As Reported
Net income	$0.84	$0.74	$2.46	$2.08
Average number of shares outstanding	22,744	22,818	22,679	23,620

Adjusted Earnings Per Share
Net income	$0.97	$0.91	$2.90	$2.43
Average number of shares outstanding	22,461	22,503	22,425	23,285
Adjusted Diluted Earnings Per Share
Net income	$0.96	$0.90	$2.87	$2.39
Average number of shares outstanding	22,744	22,818	22,679	23,620

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING STATISTICS	2009	2008	2009	2008
Net revenue ($000) (d)
Homecare	$157,079	$149,732	$456,160	$436,075
Inpatient	24,057	24,155	72,806	74,497
Continuous care	35,974	31,069	105,679	92,017
Total before Medicare cap allowance and 2008 BNAF*	$217,110	$204,956	$634,645	$602,589
Estimated BNAF* Accrual Q4 2008	-	-	1,950	-
Medicare cap allowance	(43)	-	192	-
Total	$217,067	$204,956	$636,787	$602,589
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.3%	73.0%	71.8%	72.4%
Inpatient	11.1	11.8	11.5	12.3
Continuous care	16.6	15.2	16.7	15.3
Total before Medicare cap allowance and 2008 BNAF*	100.0	100.0	100.0	100.0
Estimated BNAF* Accrual Q4 2008	-	-	0.3	-
Medicare cap allowance	-	-	-	-
Total	100.0%	100.0%	100.3%	100.0%
Average daily census ("ADC") (days)
Homecare	7,835	7,534	7,661	7,346
Nursing home	3,316	3,570	3,291	3,562
Routine homecare	11,151	11,104	10,952	10,908
Inpatient	404	410	406	429
Continuous care	562	519	565	521
Total	12,117	12,033	11,923	11,858

Total Admissions	13,735	13,317	41,743	42,485
Total Discharges	13,441	13,279	41,064	41,992
Average length of stay (days)	78.0	74.1	75.0	72.9
Median length of stay (days)	14.0	15.0	14.0	14.0
ADC by major diagnosis
Neurological	33.1%	32.5%	33.0%	32.5%
Cancer	19.1	19.9	19.2	19.9
Cardio	12.2	12.8	12.2	12.9
Respiratory	6.2	6.5	6.5	6.7
Other	29.4	28.3	29.1	28.0
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	17.9%	18.2%	17.9%	18.4%
Cancer	36.8	37.6	35.6	35.6
Cardio	11.1	11.3	11.8	11.8
Respiratory	6.8	7.0	7.5	7.8
Other	27.4	25.9	27.2	26.4
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	51.7%	52.4%	51.8%	51.2%
Inpatient	12.8	16.6	15.7	17.9
Continuous care	20.6	18.0	20.3	17.4
Homecare margin drivers (dollars per patient day)
Labor costs	$52.56	$48.59	$52.40	$50.16
Drug costs	7.59	7.85	7.65	7.70
Home medical equipment	7.03	6.28	6.85	6.22
Medical supplies	2.48	2.17	2.37	2.35
Inpatient margin drivers (dollars per patient day)
Labor costs	$294.24	$262.98	$282.74	$263.71
Continuous care margin drivers (dollars per patient day)
Labor costs	$530.88	$512.04	$524.84	$511.81
Bad debt expense as a percent of revenues	1.1%	1.0%	1.1%	1.0%
Accounts receivable --
days of revenue outstanding excluding unapplied Medicare payments	52.8	46.9	N.A.	N.A.
days of revenue outstanding including unapplied Medicare payments	37.0	30.4	N.A.	N.A.

* Budget Neutrality Adjustment Factor.
The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(unaudited)

(a)

Included in the results of operations for the three and nine months ended September 30, 2009, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		Three Months Ended September 30, 2009
		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,214)	$(2,214)
	Legal expenses of OIG investigation	(343)	-	(343)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,591)	(1,591)
	Pretax impact on earnings	(343)	(3,805)	(4,148)
	Income tax benefit on the above	130	1,398	1,528
	After-tax impact on earnings	$(213)	$(2,407)	$(2,620)

		Nine Months Ended September 30, 2009
		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(6,699)	$(6,699)
	Legal expenses of OIG investigation	(442)	-	(442)
	Other operating expense
	Expenses associated with contested proxy solicitation	-	(3,989)	(3,989)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(4,682)	(4,682)
	Other income-net
	Non-taxable income from certain investments held in deferred compensation trusts	-	1,211	1,211
	Pretax impact on earnings	(442)	(14,159)	(14,601)
	Income tax benefit on the above	168	5,192	5,360
	After-tax impact on earnings	$(274)	$(8,967)	$(9,241)

(b)

Included in the results of operations for the three and nine months ended September 30, 2008, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		Three Months Ended September 30, 2008
		VITAS	Corporate (f)	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,102)	$(2,102)
	Legal expenses of OIG investigation	(2)	-	(2)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,570)	(1,570)
	Pretax impact on earnings	(2)	(3,672)	(3,674)
	Income tax benefit on the above	1	1,341	1,342
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	(1,237)	(1,237)
	After-tax impact on earnings	$(1)	$(3,568)	$(3,569)

	Nine Months Ended September 30, 2008
	VITAS	Roto-Rooter	Corporate (f)	Consolidated
Cost of services provided and goods sold
Unreserved prior-year's insurance claim	$-	$(597)	$-	$(597)
Selling, general and administrative expenses
Stock option expense	-	-	(5,084)	(5,084)
Legal expenses of OIG investigation	(44)	-	-	(44)
Interest expense
Additional interest expense resulting from the change in accounting
for the conversion feature of the convertible notes	-	-	(4,624)	(4,624)
Pretax impact on earnings	(44)	(597)	(9,708)	(10,349)
Income tax benefit on the above	17	239	3,544	3,800
Income tax impact of non-deductible net market losses on
investments held in deferred compensation trusts	-	-	(1,237)	(1,237)
Income tax credit related to prior years	322	-	-	322
After-tax impact on earnings	$295	$(358)	$(7,401)	$(7,464)

(c)	Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the third quarters of 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $5,674,000 and $5,498,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the third quarters of 2009 and 2008 would total $6,140,000 and $5,849,000, respectively. For the nine months ended September 30, 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $17,202,000 and $16,656,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the nine months ended September 30, 2009 and 2008, would total $18,430,000 and $17,832,000, respectively.

(d)	VITAS has 4 large (greater than 450 ADC), 19 medium (greater than 200 but less than 450 ADC) and 21 small (less than 200 ADC) hospice programs. There are three programs continuing at September 30, 2009, with Medicare cap cushion of less than 10% for the 2009 Medicare cap period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare cap billing limitation.

(f)	Effective January 1, 2009, we retrospectively adopted the provisions of the FASB's guidance, issued in May 2008, for accounting for certain convertible debt instruments.

CONTACT:

Chemed Corporation

David P. Williams, 513-762-6901